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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  __________

                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  August 1, 2000


                             NewsEdge Corporation
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              (Exact Name of Registrant as Specified in Charter)


       Delaware                      0-26540                     04-3016142
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(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)            File Number)             Identification No.)



              80 Blanchard Road, Burlington, Massachusetts  01803
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             (Address of Principal Executive Offices)  (Zip Code)



      Registrant's telephone number, including area code: (781) 229-3000
                                                          --------------
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ITEM 5.  OTHER EVENTS.

     On August 1, 2000, NewsEdge Corporation (the "Company"), Office.com Inc., a Delaware corporation (the "Purchaser") and Individual.com, Inc., a Delaware corporation, a wholly owned subsidiary of the Company ("Individual") entered into an amendment (the "Amendment") dated as of August 1, 2000 to that certain stock purchase agreement, dated as of February 18, 2000 (the "Stock Purchase Agreement"), which provided for the sale by the Company of its remaining 20% interest in Individual to Office.com, Inc. An initial purchase and sale of 80% of the Company's ownership interest in Individual occurred on February 18, 2000. As a result of the Company re-negotiating certain related licensing agreements, both parties mutually agreed to amend the Stock Purchase Agreement. Pursuant to the Amendment, the purchase and sale of the remaining 20% interest was completed on August 1, 2000, rather than February 28, 2001 as originally contemplated by the Stock Purchase Agreement. Under the terms of the Amendment, the Company will receive a $3,000,000 payment on September 1, 2000, a $1,000,000 payment on December 26, 2000 and a final $1,000,000 payment on February 28, 2001. The purchase price was arrived at after an arms-length negotiation among the parties.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements.
          --------------------

          None.

     (b)  Pro Forma Financial Information.
          -------------------------------

          The Company's Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000, reflecting the transaction described in this report, is included as Exhibit 99.1 to this report and is incorporated herein by reference.

     (c)  Exhibits.
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EXHIBIT NO.       DESCRIPTION
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99.1              Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
                  June 30, 2000



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          NEWSEDGE CORPORATION



Dated: August 7, 2000     By: /s/ Clifford Pollan
                              -------------------
                              Clifford Pollan
                              Chief Executive Officer
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                                 EXHIBIT INDEX


99.1         Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000